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                                                                     Exhibit 3.9

                           CERTIFICATE OF DESIGNATION

                                       OF

                   SERIES C JUNIOR CONVERTIBLE PREFERRED STOCK

                                       OF

                              QUANTA SERVICES, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                  QUANTA SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

                  That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation, a committee of the Board of Directors of the Corporation, pursuant to the authority conferred upon the committee by the said Board of Directors, adopted the following resolution creating a series of 1,000,000 shares of Preferred Stock designated as "Series C Junior Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation and the authority conferred upon this committee of the Board of Directors by the Board of Directors, a series of Preferred Stock, par value $0.00001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                  SERIES C JUNIOR CONVERTIBLE PREFERRED STOCK

                  1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series C Junior Convertible Preferred Stock," and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Junior Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                  2. Dividends. The holders of shares of Series C Junior Convertible Preferred Stock shall not be entitled to receive any dividends.




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                  3. Voting Rights. The holders of shares of Series C Junior
Convertible Preferred Stock shall not be entitled to vote, except as otherwise required by applicable law. In each such matter where applicable law affords the holders of Series C Junior Convertible Preferred Stock the right to vote, each share of Series C Junior Convertible Preferred Stock shall entitle the holder thereof to one vote.

                  4. Reacquired Shares. Any shares of Series C Junior Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

                  5. Liquidation, Dissolution or Winding Up.

                  (a) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior upon liquidation, dissolution or winding up to the Series C Junior Convertible Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Convertible Preferred Stock shall have received an amount per share (the "Series C Liquidation Preference") equal to $10.00.

                  (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series C Junior Convertible Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series C Junior Convertible Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

                  (c) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

                  6. No Redemption. Shares of Series C Junior Convertible Preferred Stock shall not be subject to redemption by the Corporation.

                  7. Conversion.

                  (a) Each whole share of Series C Junior Convertible Preferred Stock is convertible, at any time from and after the thirtieth day following the conclusion of the next annual meeting of stockholders of the Corporation following the initial issuance of any shares of Series C Junior Convertible Preferred Stock (provided, however, such date shall be extended to the first anniversary of such thirtieth day if prior thereto any person has become an "Acquiring Person" (as defined in the Rights Agreement, dated as of March 8, 2000, between the Corporation and American Stock Transfer & Trust Company, as rights agent, as such may be amended from time to time)), at the option of the holder thereof, into one thousand (as such may

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be adjusted from time to time pursuant to Section 7(b) hereof, the "Conversion
Ratio") shares of Common Stock, par value $0.00001 per share, of the Corporation (the "Common Stock").

                  (b) If the Corporation shall at any time or from time to time
(i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Ratio in effect immediately prior to such event shall be adjusted by multiplying such Conversion Ratio by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Any adjustments made pursuant to this Section 7(b) shall become effective on the date of the respective dividend, subdivision or combination. Such adjustments shall be made successively.

                  (c) Before any holder of Series C Junior Convertible Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Series C Junior Convertible Preferred Stock to the Corporation at the Corporation's principal office, or at the office of any transfer agent appointed by the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, and shall give written notice to the Corporation that the holder elects to convert such shares of Series C Junior Convertible Preferred Stock into Common Stock and shall state in such notice the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

                  (d) The Corporation will, as soon as practicable after such surrender of certificates for Series C Junior Convertible Preferred Stock accompanied by the written notice above prescribed, issue and deliver or cause to be issued and delivered, to the holder or to his nominee or nominees, certificates for the number of shares of Common Stock to which the holder shall be entitled. Subject to the following provisions of this Section, such conversion shall be deemed to have been made as of the date of such surrender of the Series C Junior Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series C Junior Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  (e) As soon as practicable after the surrender of a certificate representing shares of Series C Junior Convertible Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued for the holder a new certificate representing shares of Series C Junior Convertible Preferred Stock equal in number to the unconverted portion of the shares of Series C Junior Convertible Preferred Stock represented by the certificate so surrendered.

                  (f) The Corporation shall reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Junior Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Junior Convertible Preferred Stock from time to time outstanding.



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                  (g) The Corporation will pay any and all issue and other taxes
(other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series C Junior Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of Common Stock in a name other than that in which the Series C Junior Convertible Preferred Stock so converted was registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  8. Consolidation, Merger. In case the Corporation shall enter into any consolidation or merger transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Junior Convertible Preferred Stock shall at the same time be converted into the right to receive an amount per share equal to $10.00, and, in connection with any such transaction where appraisal rights are available to the holders of the Series C Junior Convertible Preferred Stock under Section 262 of the General Corporation Law of the State of Delaware, each such share shall be deemed to have a fair value of $10.00 per share for purposes thereof.

                  9. Ranking. The Series C Junior Convertible Preferred Stock shall rank on a parity with the Series B Junior Participating Preferred Stock, par value $0.00001 per share, of the Corporation as to the distribution of assets upon liquidation, dissolution or winding up. The Series C Junior Convertible Preferred Stock shall rank junior to all other series of Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

                  10. Amendment. At any time that any shares of Series C Junior Convertible Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series C Junior Convertible Preferred Stock, voting separately as a class.

                  11. Fractional Shares. Series C Junior Convertible Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, if any, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Convertible Preferred Stock.




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                  IN WITNESS WHEREOF, the undersigned has executed this
Certificate this 1st day of December, 2001.


QUANTA SERVICES, INC.

By:    /s/ Dana A. Gordon
     ----------------------------------
Name:  Dana A. Gordon
Title: Vice President - General Counsel